Exhibit 10.1

UNIT PURCHASE AND MUTUAL RELEASE AGREEMENT

THIS UNIT PURCHASE AND MUTUAL RELEASE AGREEMENT (this “Agreement”) is effective as of January 21, 2010 (the “Effective Date”) by and between St. Lawrence Seaway Corporation., a Delaware corporation (“Seller”) and T3 Therapeutics, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, the Seller is the beneficial and record owner of 250 units of membership interest in the Company; and

WHEREAS, the Seller wishes to sell, and the Company wishes to purchase, 250 units of membership interest in the Company (the “Seller Units”) in accordance with the Company’s Amended and Restated Operating Agreement dated November 16, 2005, as amended from time to time (the “Operating Agreement”), and the provisions of this Agreement; and

WHEREAS, the Seller and the Company have agreed to execute and deliver this Agreement to effect the sale and purchase of the Seller Units.

NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Agreements.

(a)           Sale and Purchase.    As of the Effective Date, Seller hereby sells, transfers, and assigns to the Company all of Seller’s right, title, and interest in and to the Seller Units and the Company hereby acquires, receives, and accepts the Seller Units and all right, title, and interest therein.

(b)           Deliveries.  The parties will make the following deliveries as of the Effective Date:

(i)   Seller shall deliver a bill of sale to the Company certified by the Chief Executive Officer of the Seller in substantially the form annexed hereto as Exhibit A;
(ii)   the Company shall pay to Seller the sum of $100,000 US by check or wire transfer in immediately available funds (the “Payment Amount”).

(c)           Consideration.  The Payment Amount is delivered in final satisfaction and settlement of all amounts owed by the Company to Seller in connection with the Seller Units or otherwise, and in consideration of Seller’s release below.  The parties agree that the Payment Amount represents full and fair consideration for the Seller Units and the other agreements herein.

(d)           Resignations.  Seller hereby resigns (or, as applicable, confirms and ratifies any resignation of its designee(s)) from any and all positions as officer or director of the Company to which Seller or its designee(s) have been appointed or elected.

(e)           Operating Agreement.  Seller hereby waives any rights it has or may have under the Operating Agreement or otherwise regarding the sale, transfer, redemption, or other disposition of the Seller Units, or any procedures relating thereto, and acknowledges and agrees that, as of the Effective Date, Seller shall no longer be a unitholder under the Operating Agreement or a party thereto.

2.           Representations and Warranties.

           (a)           Authorization; Enforceability.  Each party hereto hereby represents and warrants to the other party hereto that this Agreement has been approved and authorized pursuant to all board and shareholder (or unitholder) approvals required by law and by the articles of organization (or like document), shareholders agreement (or like document), and other applicable agreements of such party.   Each party hereby represents and warrants to the other party that its signatory below is fully authorized to enter into the terms of, and to execute this Agreement on behalf of such party.  Each party hereby represents and warrants to the other party that upon its execution hereof, this Agreement will constitute the valid and binding obligation of such party, and will be fully enforceable against such party in accordance with its terms.

(b)           Acknowledgment of Release.  The parties hereby acknowledge that this Agreement includes a general release, and that they have had a full opportunity to be represented in this matter by counsel, have had sufficient time to consult with their counsel to the extent they deem necessary, have read this Agreement, understand its provisions and have signed this Agreement knowingly and voluntarily.

(c)           Seller Units.  Seller hereby represents and warrants to the Company that: (i) Seller has good title to all of the Seller Units; (ii) the Seller Units represent all of the equity interests held by Seller in the Company, including, without limitation, all units of any class or series, all options, all warrants, all puts and calls, and all other securities or instruments convertible into securities of any kind whatsoever; (iii) Seller has full right and power to sell the Seller Units; (iv) the Seller Units shall be transferred free and clear of any lien, pledge, security interest, encumbrance, or claim of any kind whatsoever; and (v) sale of the Seller Units will not violate any agreement to which Seller is bound, or any court order by which Seller is bound, or any provision of Seller’s articles of organization (or like document), shareholders agreement (or like document), or other applicable agreements of Seller.

(d)           Company Representation.  The Company represents and warrants that it is not presently in negotiations with any party concerning any material strategic partnership, affiliation, joint venture, acquisition, investment or other like transaction.

3.           Other Agreements.

(a)           Indemnification by the Company.  From and after the Effective Date, the Company shall indemnify and hold harmless Seller and the Seller’s officers, directors and employees from and against any and all damages, losses, obligations, deficiencies, claims, encumbrances, penalties, fines, costs and expenses or other liabilities, including reasonable attorneys’ fees and expenses (collectively, “Indemnifiable Losses”) which Seller or its officers, directors or employees may suffer or incur, resulting from, related to, or arising out of: (i) the inaccuracy of any representation or warranty of the Company which is contained in or made pursuant to this Agreement; or (ii) any material breach by the Company of any of its agreements or obligations contained in or made pursuant to this Agreement.

(b)           Indemnification by Seller.  From and after the Effective Date, Seller shall indemnify and hold harmless the Company and the Company’s officers, directors and employees from and against any and all Indemnifiable Losses which the Company or its officers, directors or employees may suffer or incur, resulting from, related to, or arising out of: (i) the inaccuracy of any representation or warranty of Seller which is contained in or made pursuant to this Agreement; or (ii) any material breach by Seller of any of Seller’s agreements or obligations contained in or made pursuant to this Agreement.

(c)           Limitation of Liability.  The total aggregate liability of each party hereto shall be limited to the Purchase Amount.

4.           Releases. As material consideration for the transactions set forth in this Agreement,

           (a)           Release by the Company.  The Company, on behalf of itself and its unitholders, predecessors, subsidiaries, related entities, successors in interest, assigns, directors, officers, employees, agents, representatives, attorneys, contractors, subcontractors, independent contractors, owners and partners (collectively, its “Affiliates”), hereby releases, remises and forever discharges Seller and Seller’s Affiliates from any and all claims, contracts, demands, causes of action, disputes, obligations, agreements, covenants, damages, costs, and expenses (collectively, “Claims”), known or unknown, of any kind, nature, or description, which the Company has, may have had, or may hereafter assert which have accrued up to the date of this Agreement.

           (b)           Release by Seller.  Seller, on behalf of itself and its Affiliates, hereby releases, remises and forever discharges the Company and its Affiliates, from any and all Claims, known or unknown, of any kind, nature, or description, which Seller has, may have had or may hereafter assert which have accrued up to the date of this Agreement.

(c)           Scope of Releases.  The parties acknowledge and agree that each of the foregoing releases in this Article 4 is intended to be a general release with respect to all matters which have accrued up to the date of this Agreement.  Notwithstanding the general nature of such releases, the parties acknowledge and agree that nothing in this Article 4 shall operate to prevent a party from asserting claims or enforcing rights that arise under this Agreement including, without limitation, actions based upon the material inaccuracy of any representation or warranty of a party in this Agreement, actions based upon the material breach by a party of covenants or obligations set forth herein, and actions seeking equitable relief to enforce this Agreement.

5.           Confidentiality and Related Matters.

           (a)           Confidentiality.  The parties agree not to disclose the fact or substance of this Agreement, including, but not limited to, the existence or any terms of this Agreement, and the amount of the payments made pursuant hereto.  The parties further agree not to use or disclose any confidential information belonging to the other party.  The foregoing confidentiality obligations shall not restrict the following disclosures:  (i) disclosures that may be necessary to enforce the terms and conditions of this Agreement; (ii) disclosures that may be necessary by the respective parties to discuss with their attorneys, accountants or corporate employees on a “need to know” basis; (iii) disclosures pursuant to a subpoena or specific court or agency order; and (iv) disclosures necessary to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code, state tax law or any other applicable law and (v) Seller’s communications with its shareholders concerning the transaction contemplated hereby and which may become a matter of public record.  The Company intends to make public disclosure of this Agreement and/or its terms by filing a Current Report on Form 8-K with the Securities and Exchange Commission and subsequent periodic reports.

(b)           Non-Disparagement, Etc.  Each party agrees that it will not make, or cause any other person or entity to make, any adverse, derogatory, or disparaging remarks, statements, or communications about the other party or any of its Affiliates.

6.           General Provisions.

(a)           Cooperation.  Each party agrees that it will (and will cause any respective Affiliates to) cooperate fully with the other party to endeavor to bring to full fruition the objectives of this Agreement, and at all times regarding the transactions contemplated by this Agreement act in good faith and take such actions as may be necessary or convenient to effect fully the provisions of this Agreement, including, without limitation, the execution and delivery of such further instruments or documents as may be necessary or convenient to carry out the transactions contemplated hereby.

(b)           Severability.  To the extent that any provision of this Agreement may be held to be invalid or legally unenforceable by a court of competent jurisdiction, the parties agree that the remaining provisions of this Agreement shall not be affected and shall be given full force and effect.

(c)           No Waiver.  No waiver of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.  No failure or delay of a party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(d)           Miscellaneous.  This Agreement shall be governed by the internal laws of the State of Delaware, without regard to its conflict of laws principles.  This Agreement sets forth the entire agreement and understanding of the parties with respect to this engagement, and supersedes all prior agreements, whether written or oral, regarding the matters described herein, and may only be amended in writing by duly authorized employees of each party.  This Agreement may not be assigned or delegated by either party without the express written consent of the other party.  The benefits of, and obligations and liabilities under this Agreement shall inure to, and be binding upon, the respective successors and permitted assigns (whether by merger, acquisition, or otherwise) of the parties and of any persons entitled to indemnification pursuant to Article 3 hereof.  This Agreement may be executed via facsimile and in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Unit Purchase and Mutual Release Agreement as of the date first set forth above.

SELLER		THE COMPANY

ST. LAWRENCE SEAWAY CORPORATION		T3 THERAPEUTICS, LLC

By:	/s/ Bernard Zimmerman	By:	/s/ Irwin Klein
	Bernard Zimmerman President and Chief Executive Officer		Irwin Klein Chief Executive Officer

EXHIBIT A

St. Lawrence Seaway Corporation
(a Delaware corporation)

Bill of Sale/Officer Certificate

January 21, 2010

The undersigned representative of St. Lawrence Seaway Corporation., a Delaware corporation (“Seller”), hereby certifies and confirms the following to T3 Therapeutics, LLC, a Delaware limited liability company (the “Company”) in connection with that certain Unit Purchase and Mutual Release Agreement between the parties of even date herewith (the “Purchase Agreement”).

1.    The undersigned individual is a duly authorized officer of the Seller with all necessary power and authority to sign this Bill of Sale/Officer Certificate on behalf of Seller and to make the representations and conveyances set forth herein.

2.    Seller is the holder of record of 250 uncertificated units of membership interest in the Company (the “Seller Units”) and is a signatory to the Company’s Amended and Restated Operating Agreement dated November 16, 2005, as amended from time to time.

3.    Seller hereby irrevocably sells, conveys, transfers, and assigns to the Company all of its right, title, and interest in and to the Seller Units in exchange for the consideration set forth in the Purchase Agreement and pursuant to the terms thereof.

IN WITNESS WHEREOF, the undersigned has duly executed this Bill of Sale/Officer Certificate as of the date first above written.

/s/ Bernard Zimmerman
President and Chief Executive Officer, For St. Lawrence Seaway Corporation